Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-24217, 333-50189, 333-59615, 333-59210, 333-71596, 333-118113, 333-130406 and 333-196274) and on Form S-3 (Nos. 33-63119, 333-45377, 33-38869, 333-46055, 333-62156, 333-69294, 333-82212, 333-121502, 333-121504, 333-125077, 333-135816, 333-135962, 333-137093, 333-178284, 333-178413, 333-184878 and 333-201264) of Vector Group Ltd. of our report dated March 4, 2015, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Miami, Florida
March 4, 2015